THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

CONVERSION AGREEMENT

          THIS CONVERSION AGREEMENT (this “Agreement”) is entered into by and between, MACQUARIE INVESTMENTS, LLC a Delaware limited liability company (together with its successors and assigns, “MAC”) and DORAL ENERGY CORP., a Nevada corporation (together with its successors and assigns, the “Company”). MAC and the Company may be referred to herein individually as a “Party” or collectively as the “Parties”).

RECITALS

          A.      Macquarie Bank Limited (“MBL”) and the Company entered into a Senior First Lien Secured Credit Agreement, dated July 29, 2008, (as the same may be amended, modified or restated from time to time, the “Credit Agreement”).

          B.      In connection with the Credit Agreement, the Company assigned to MAC a NPORRI (defined below) in certain properties owned by the Company.

          C.      MAC and the Company have agreed that the NPORRI may be converted to common stock of the Company upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained herein, MAC and the Company do hereby agree as follows:

ARTICLE I
DEFINITIONS

          1.1      Definitions. As used herein, the following terms shall have the meanings set forth below:

          “Acceptable Investment Banks” means the investment banks identified on Schedule I.

          “Agreement” shall have the meaning set forth in the introductory paragraph hereof and any amendments, modifications or supplements hereto.

          “Agreement Shares” means the Common Shares into which the NPORRI may be converted pursuant to this Agreement.

          “Applicable Percentage” shall have the meaning set forth in the NPORRI Conveyance.

          “Approved Exchange” means the American Stock Exchange or such other exchange as approved by MAC in its discretion.

          “Commission” means the U.S. Securities and Exchange Commission or any other United States Federal agency administering the Securities Act and/or the Exchange Act at the time.

          “Common Shares” means and includes the shares of common stock of the Company, par value $0.001 per share, or any such other securities (equity or debt) into which or for which such shares are converted, substituted or exchanged.

          “Company” shall have the meaning set forth in the introduction hereto.

          “Conversion” means the conversion of the NPORRI into Common Shares of the Company pursuant to the terms of this Agreement.

          “Conversion Conditions” means the following items or events:

(a)	the Common Shares are listed on an Approved Exchange;

(b)

not more than sixty-five percent (65%) of the issued and outstanding Common Shares are held by (i) direct or indirect beneficial owners (as defined in Rule 13d-3 of the Exchange Act) of more than ten percent (10%) of any Common Stock or any Convertible Securities of the Company, (ii) any officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company or (iii) any member of the Company’s board of directors; and

(c)

the average trading volume of the Common Shares traded on an Approved Exchange over the sixty (60) trading days immediately prior to the Conversion Notice Date is equal to or greater than fifty percent (50%) of the Common Shares which are eligible to be traded on an Approved Exchange.

          “Conversion Condition Date” means the first date on which all of the Conversion Conditions have been satisfied.

          “Conversion Notice” shall have the meaning set forth in Section 2.1.

          “Conversion Notice Date” means the date of a Conversion Notice.

          “Conversion Rights” means the right to initiate a Conversion as set forth in Section 2.1.

          “Convertible Securities” means debt instruments, units, interests or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property into, Common Shares, either immediately or upon a specified date or the happening of a specified event.

          “Credit Agreement” shall have the meaning set forth in the introductory paragraph hereof.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          “GAAP” means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or generally recognized successor) consistently applied and maintained throughout the period indicated and consistent with applicable laws, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or generally recognized successor) in order for such principle or practice to continue as a generally accepted principle or practice, all financial reports or statements required hereunder or in connection herewith may be prepared in connection with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only if Borrower and the Administrative Agent agree to do so. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

          “MAC” shall have the meaning set forth in the preamble hereto.

          “NPORRI” means the Net Profits Overriding Royalty Interest conveyed to MAC by the Company pursuant to that certain Net Profits Overriding Royalty Interest Conveyance dated July ___, 2008 as the same may be amended, modified or supplemented from time to time.

          “NPORRI Conveyance” means the conveyance or conveyances creating the NPORRI.

          “NPORRI Value” shall have the meaning set forth in Section 2.1(b).

          “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          “Registrable Securities” means (a) the Agreement Shares (whether or not the related Conversion has been exercised) and (b) any other securities issued or issuable with respect to this Agreement by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with Section 3.1 of this Agreement, or (iv) they become eligible for resale pursuant to Rule 144 (or any similar rule then in effect) and MAC does not then beneficially own more than one percent (1%) of such class of securities and MAC may sell all of such securities within a ninety (90) day period. No Registrable Securities may be registered under more than one Registration Statement at any one time.

          “Sales Price” means, on the relevant date, the closing sale price per share, or if no closing sale price is reported, the average bid and asked prices or, if more than one, in either case, the average of the average bid and average asked prices, on such date as reported in transactions for the Approved Exchange, in each case without reference to after-hours or extended market trading.

          “Securities Act” means the United States Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          “Subject Interests” means the properties of the Company subject to and burdened by the NPORRI.

          “VWAP” means, as of any date of determination, the volume weighted average of the Sales Price of the Common Shares for the applicable period, appropriately adjusted to take into account the occurrence, during the applicable period, of any action of event described in Section 2.7.

          Other capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the NPORRI Conveyance.

          1.2      Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to MAC hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP.

          1.3      Rules of Construction. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In the case of this Agreement, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Agreement unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to;” (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including;” (e) unless otherwise expressly provided in this Agreement, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Agreement, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement is the result of negotiations among and have been reviewed by counsel to the Company and the other parties thereto and are the products of all parties; accordingly, they shall not be construed against MAC merely because of MAC’s involvement in their preparation.

ARTICLE II
CONVERSION

          2.1      Conversion.

                         (a)      Upon all of the Conversion Conditions having been satisfied, either Party shall, for a period of ten (10) years after the Conversion Condition Date, have the right to initiate a Conversion by providing written notice thereof to the other Party. A Conversion may not be a partial conversion. A Conversion Notice, once delivered, shall be irrevocable. Notwithstanding the forgoing, if a Conversion Condition Date shall not have occurred within ten (10) years after the date of this Agreement as set out below, the Conversion Rights shall expire and shall not be exercisable by either Party.

                         (b)      Upon receipt of the Conversion Notice by the receiving Party, the Parties shall select three Acceptable Investment Banks to value the NPORRI. Such valuation shall be accomplished by multiplying the Applicable Percentage by the average of the fair market values of the Subject Interests (as determined as the Conversion Notice Date by each of the selected Acceptable Investment Banks) less indebtedness owed to MBL by the Company (the “NPORRI Value”). The Parties will utilize commercially reasonable efforts to complete this valuation process within ninety (90) days following the Conversion Notice. MAC shall bear all costs relating to the determination of the NPORRI Value.

                         (c)      Within five (5) days after the determination of the NPORRI Value, MAC shall deliver a Termination and Reassignment of the NPORRI in substantially the form as attached hereto as Exhibit A to the Company.

                         (d)      Contemporaneously with the delivery of the Termination and Reassignment, the Company shall issue and deliver, or cause to be issued and delivered, to MAC a certificate or certificates for the full number of Common Shares calculated pursuant to Section 2.2. As permitted 5 by applicable law, any Person in whose name the certificates for Common Shares are to be issued shall be deemed to have become a shareholder of record of such Common Shares effective as of the Conversion Notice Date and shall be entitled to all of the benefits of such shareholder on the Conversion Notice Date, including the right to receive dividends and other distributions for which the record date falls on or after the Conversion Notice Date and to exercise voting rights.

          2.2      Agreement Shares. Upon satisfaction of the conditions set forth in Section 2.1, the number of shares that the Company shall deliver to MAC shall be determined by dividing the NPORRI Value by the VWAP for the sixty (60) trading days preceding the Conversion Notice Date.

          2.3      Expenses and Taxes. The Company shall pay all expenses and taxes (including all documentary, stamp, transfer or other transactional taxes) attributable to the preparation, issuance or delivery of this Agreement and of the Common Shares issuable upon exercise of this Agreement, other than income taxes.

          2.4      Reservation of Common Shares. So long as the Conversion Rights remain unexercised, the Company shall reserve, free from preemptive or similar rights, out of its authorized but unissued Common Shares, and solely for the purpose of effecting the exercise of this Agreement, a sufficient number of Common Shares to provide for the exercise of this Agreement.

          2.5      Valid Issuance. All Common Shares issued upon exercise of the Conversion Rights will, upon delivery of the Termination and Reassignment and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

          2.6      Acknowledgment of Rights. At the time of the exercise of the Conversion Rights in accordance with the terms hereof and upon the written request of MAC, the Company will acknowledge in writing its continuing obligation to afford to MAC any rights to which MAC shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if MAC shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to MAC any such rights.

          2.7      Adjustment of Number of Shares. To prevent dilution of the rights granted under this Agreement after the Conversion Notice Date, the Sales Price and the number of Common Shares issuable upon the proper exercise of the Conversion Rights are subject to adjustment from time to time as follows:

                         (a)      Conversion or Redemption of Common Shares. Should all of the Common Shares be redeemed, exchanged, substituted or converted into shares or any other security of the Company (the “Exchanged Securities”), then the Conversion Rights shall become immediately exercisable for that number of the Exchanged Securities equal to the number of Exchanged Securities that would have been received if the Conversion Rights had been exercised in full immediately prior to such redemption, exchange, substitution or conversion, and the Common Shares received thereupon had been subsequently redeemed, exchanged, substituted, or converted upon the occurrence of such event, and the Sales Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Sales Price of the maximum number of shares of Common Shares for which this Agreement was exercisable immediately prior to such conversion, exchange, substitution or redemption, by (ii) the number of Exchange Securities for which this Agreement is exercisable immediately after such conversion, exchange, substitution or redemption.

                         (b)      Offer. If there shall be an offer for all of the Common Shares, whether in the form of cash, securities or otherwise, then, as a part of such offer, lawful provision shall be made so that MAC shall thereafter be entitled to receive upon exercise of the Conversion Rights contained in this Agreement, the number of shares or other securities of the offeror that a shareholder of the Common Shares issuable upon Conversion would have been entitled to receive in such offer if this Agreement had been exercised immediately before such offer, all subject to further adjustment as provided in this Section 2.7. The foregoing provisions of this Section 2.7(b) shall similarly apply to successive offers and to the shares that are at the time receivable upon the exercise of this Agreement. If the per-share consideration payable to MAC for shares in connection with any such offer is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of MAC after the transaction, to the end that the provisions of this Agreement shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon Conversion.

                         (c)      Reclassification. If the Company shall change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Agreement immediately prior to such reclassification or other change and the Sales Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.7. No adjustment shall be made pursuant to this Section 2.7(c), upon any conversion, exchange, substitution or redemption of the Common Shares that is the subject of Section 2.7(a).

                         (d)      Split, Subdivision or Combination of Shares. If the Company shall split, subdivide or consolidate the securities as to which purchase rights under this Agreement exist, into a different number of securities of the same class, the Sales Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                         (e)      Adjustments for Dividends in Shares or Other Securities or Property. If the Person to which Conversion Rights are vested at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional shares or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Agreement shall represent the right to convert, in addition to the number of shares of the security receivable upon exercise of this Agreement, and without payment of any additional consideration therefor, the amount of such other or additional shares or other securities or property (other than cash) of the Company that such Person would hold on the date of such exercise had it been the Person of record of the security receivable upon Conversion on the date hereof and had thereafter, during the period from the date hereof to and including the date of such Conversion, retained such shares and/or all other additional shares available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.7.

                         (f)      Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 2.7 are not strictly applicable, but the failure to make any adjustment would not fairly protect the Conversion Rights presented by this Agreement in accordance with the essential intent and principles of this Section 2.7, then, in each such case, the Company shall make a good faith adjustment to the number of Common Shares to which MAC is entitled upon the proper exercise of the Conversion Rights in accordance with the intent of this Section 2.7 and, upon the written request of MAC, shall appoint an independent financial expert, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles of this Section 2.7.

                         (g)      Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2.7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to MAC a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of MAC, furnish or cause to be furnished to MAC a like certificate setting forth: (i) such adjustments and readjustments, and (ii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of any Conversion Rights under this Agreement.

                         (h)      No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of MAC under this Agreement against impairment.

          2.8      No Fractional Common Shares. The Company shall not be required to issue any fractional Common Share on the exercise of this Agreement. The number of full Common Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole Common Shares deliverable upon Conversion. If any fraction of a Common Share would, except for the provisions of this Section 2.8, be issuable on the exercise of this Agreement, the Company shall round up the total number of Common Shares purchasable hereunder to the next whole Common Share.

          2.9      Restricted Securities. MAC hereby agrees that the Agreement Shares to be issued by the Company upon the proper exercise of the Conversion Rights will be “restricted securities” under the Securities Act in that the Agreement Shares will be issued pursuant to an exemption to the registration requirements of the Securities Act, and MAC hereby represents, warrants and covenants to and with the Company as follows:

                         (a)      MAC is, and on the Conversion Notice Date will be, an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

                         (b)      All certificates representing the Agreement Shares will be endorsed with a restrictive legend substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

                         (c)      MAC is, and at the Conversion Notice Date will be, acquiring the Agreement Shares for MAC’s own account, not as nominee or agent, and not with a view toward the resale or distribution of any part thereof. MAC has no present intention of selling, granting any participation in, or otherwise distributing the Agreement Shares, and does not, and at the Conversion Notice Date, will not, have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third party, with respect to any of the Agreement Shares.

Notwithstanding any provisions of this Agreement to the contrary, the Company shall have no obligation to issue the Agreement Shares upon the exercise of the Conversion Rights unless at the Conversion Notice Date (i) there shall be an effective registration under the Securities Act with respect thereto, or (ii) there is an available exemption from the registration requirements of the Securities Act.

ARTICLE III
TRANSFER

          3.1      Restrictions on Transfer of Conversion Rights.

                         (a)      The Agreement and the Conversion Rights hereunder are not transferable directly or indirectly, in whole or in part, except in the case where MAC shall have furnished to the Company, if requested, an opinion of legal counsel reasonably satisfactory to the Company that such transfer is in compliance with applicable U.S. federal and state securities laws, including the Securities Act. Any transfers of this Agreement will be without charge to MAC except that any 9 securities transfer taxes due on transfer of this Agreement will be paid by MAC. Restrictive legends setting forth the above restrictions on transfer will be set forth on any Agreement Shares issued on exercise of the Conversion Rights. Notwithstanding the forgoing, any assignment, conveyance or transfer made under this Section 3.1(a) shall be accompanied by a similar assignment, conveyance or transfer of the NPORRI to such transferee of this Agreement and the Conversion Rights. The rights and obligations of the Company and MAC under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

                         (b)      Notwithstanding Section 3.1(a), subject to the requirement that MAC furnish to the Company, if requested, an opinion of legal counsel, reasonably satisfactory to the Company that a transfer is in compliance with all applicable U.S. federal and state securities laws, including the Securities Act, MAC may assign, convey or transfer this Agreement and any rights hereunder without the prior written consent of the Company to any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with MAC or the parent of MAC, or a successor in interest to MAC which acquires the voting control of MAC or all or substantially all of MAC’s assets (collectively, the “MAC Affiliates”). Notwithstanding the forgoing, any assignment, conveyance or transfer made under this Section 3.1(b) shall be accompanied by a similar assignment, conveyance or transfer of the NPORRI to such MAC Affiliate. The rights and obligations of the Company and MAC under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

          3.2      Restrictions on Transfer of the Agreement Shares. The Agreement Shares may be resold or transferred pursuant only to an effective registration under the Securities Act or to an available exemption from the registration requirements of the Securities Act and the Company may refuse to register any resale or transfer of the Agreement Shares not made pursuant to an effective registration under the Securities Act or to an available exemption from the registration requirements of the Securities Act.

ARTICLE IV
REGISTRATION RIGHTS

          4.1      Piggy-Back Registration Rights. If, at any time, the Company determines to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statement on Form S-4 or S-8 or any successor form) each such time it will give prompt written notice (but in no event less than five business days prior to the anticipated filing date) to MAC of its intention to do so and of the proposed method of distribution of such securities, and such notice shall offer MAC the opportunity to register such number of Registrable Securities as MAC may request in writing within five business days after receipt of such written notice from the Company. Upon the written request of MAC, which request must be received by the Company within five business days after the giving of any such notice by the Company and shall specify the Registrable Securities intended to be disposed of by MAC, the Company will use all reasonable efforts to cause the Registrable

Securities as to which registration shall have been so requested under this Section 4.1 to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 4.1 shall be, in whole or in part, an underwritten public offering of Common Shares, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by the Company therein. Any such limitation shall be imposed in such manner so as to avoid any diminution in the number of shares the Company may register for sale by giving first priority for the shares to be registered for issuance and sale by the Company, and by giving second priority to the Registrable Securities along with any other shares to be registered for sale by any shareholder of the Company pursuant to the terms of any other agreement. Notwithstanding the foregoing provisions, the Company may, in its sole discretion, terminate or withdraw any registration statement referred to in this Section 4.1 without thereby incurring any liability to holders of Registrable Securities.

          4.2      Additional Provisions Concerning Registration. The following provisions of this Section 4.2 are applicable to any registration statement filed pursuant to Section 4.1:

                         (a)      Costs and Expenses. The Company shall bear the entire cost and expense of any registration or qualification of securities initiated under Section 4.1 of this Agreement. Notwithstanding the foregoing, MAC shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to Agreement Shares sold by MAC pursuant thereto.

                         (b)      Indemnification. The Company shall indemnify and hold harmless MAC and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for MAC any Agreement Shares from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel, which counsel may, if MAC requests, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Article IV or any application or other filing under any state securities law caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which MAC or any such underwriter or any of them may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by MAC or underwriter expressly for use therein, which indemnification includes each Person, if any, who controls any such underwriter within the meaning of the Securities Act.

                         (c)      Blue Sky. If necessary, the Company shall use its reasonable efforts to qualify the Agreement Shares for sale in such states as it is otherwise qualifying its securities for sale, or in respect of any registration required pursuant to this Article IV, in such states as are reasonably requested by MAC. However, in no event is the Company required to submit to the jurisdiction of any state other than for the limited consent of service of process relating to the offering or subject itself to taxation in any such jurisdiction. The Company shall also provide MAC with a reasonable number of prospectuses upon request.

          4.3      Information by MAC. MAC shall furnish to the Company such information regarding MAC, the Registrable Securities held by MAC, and the distribution proposed by MAC of Registrable Securities as the Company may reasonably request in writing and as shall be required in connection with any registration (including any amendment to a registration statement or prospectus), qualification or compliance referred to in this Section 4.3.

          4.4      Lock-Up Agreements. MAC shall agree to be bound by such lock-up agreements (not to exceed a period of one hundred eighty (180) days following the date of the prospectus relating to any such underwriting) as the managing underwriter of any such registration shall specify as a requirement to any such underwriting, provided that the entry of MAC into such agreements shall be conditioned upon all principal shareholders (i.e., all shareholders who could reasonably be expected to be considered by the applicable underwriters to be affiliates of the Company) and executive officers and directors of the Company also agreeing to execute such lockup agreements.

          4.5      Changes in Common Shares or Agreement Shares. If, and as often as, there is any change in the Common Shares or the Agreement Shares by way of a stock split, stock dividend, combination, or reclassification, or through a merger, consolidation, reorganization, or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted in this Article IV shall continue with respect to the Common Shares or the Agreement Shares as so changed.

          4.6      Rule 144. During any period in which the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as MAC may reasonably request, all to the extent required from time to time to enable MAC to sell the securities underlying this Agreement without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of MAC, the Company will deliver to MAC a written statement as to whether it has complied with such requirements. After any sale of Registrable Securities pursuant to this Article IV, the Company will, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

          4.7      Exchange Acceptance. As applicable, the Company will, at its expense, apply to and obtain acceptance from such exchange, market or listing or quotation service or bureau where its Common Shares are primarily traded, listed or quoted, for the Agreement Shares, and maintain listing on such exchange, market or quotation service bureau where the Company’s Common

Shares are primarily traded, listed or quoted, of all Agreement Shares or other securities from time to time issuable upon the exercise or exchange of this Agreement.

          4.8      Contribution. If the indemnification provided for in Section 4.2(b) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          4.9      Continuation. The Company’s agreements as set out in this Article IV shall continue in effect for the Agreement Shares regardless of the exercise of the Conversion Rights, for so long as there shall be Registrable Securities.

          4.10      Damages. The Company recognizes and agrees that MAC will suffer irreparable harm and will not have an adequate remedy at law if the Company fails to comply with any provision of this Article IV, and the Company expressly agrees that, in the event of such failure, MAC or any other Person entitled to the benefits of Article IV shall be entitled to seek specific performance of any and all provisions hereof and may seek to enjoin the Company from continuing to commit any further breach of this Article IV.

          4.11      No Inconsistent Agreements. The Company has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by the Company of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

          5.1      Entire Agreement. This Agreement and the Credit Agreement contain the entire agreement between MAC and the Company with respect to the Conversion and supersedes all prior arrangements or understandings with respect thereto.

          5.2      GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

          5.3      Waiver and Amendment. Any term or provision of this Agreement may be waived at any time by the Party which is entitled to the benefits thereof. Any term or provision of this Agreement may be amended or supplemented at any time by agreement of MAC hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

          5.4      Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whom the benefit of the provision exists, be in any way impaired.

          5.5      Copy of Agreements. A copy of this Agreement shall be filed among the records of the Company.

          5.6      Notice. Any notice or other document required or permitted to be given or delivered to MAC shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to MAC at, the last address shown on the books of the Company maintained at the Principal Office of the Company for the registration of this Agreement or at any more recent address of which MAC shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Principal Office of the Company, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Principal Office of the Company.

          5.7      Limitation of Liability; Rights as a Shareholder. No provision hereof, in the absence of affirmative action by the Parties to initiate a Conversion as provided in this Agreement to exercise the Conversion, and no mere enumeration herein of the rights or privileges of MAC, shall give rise to any liability or obligation of MAC to effectuate a Conversion or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as otherwise provided herein, this Agreement does not confer upon MAC any right to vote or consent to or to receive notice as a shareholder of the Company, in respect of any matters whatsoever.

[The Remainder of this Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their names.

          Dated: July 29, 2008.

DORAL ENERGY CORPORATION

By:	/s/ Paul Kirkitelos
Paul Kirkitelos
President & CEO

MACQUARIE INVESTMENTS, LLC.,
a Delaware limited liability company

By:	/s/ Brian Hughes
Name:	Brian Hughes
Title:	Executive Director

By:	/s/ Paul B. Beck
Name:	Paul B. Beck
Title:	Executive Director

SIGNATURE PAGE TO THE CONVERSION AGREEMENT